424(b)(3)
                                                                      333-155361


AXA Equitable Life Insurance Company

SUPPLEMENT DATED AUGUST 27, 2010 TO THE MAY 1, 2010 PROSPECTUSES FOR:
o EQUI-VEST(R) (SERIES 100-500)
o MOMENTUM(SM)
o MOMENTUM PLUS(SM)

--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectuses and statements of additional information you received and in any supplements to that prospectus and statement of additional information (collectively, the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding certain changes to the Prospectus. Please note the following changes described below.


A. CHANGES TO CERTAIN PORTFOLIOS OF EQ ADVISORS TRUST AND AXA PREMIER VIP TRUST

PORTFOLIO SUB-ADVISER CHANGES

1. Effective June 1, 2010, Invesco Advisers, Inc. replaced Morgan Stanley Investment Management, Inc. ("Morgan Stanley") as the sub-adviser to the EQ/Van Kampen Comstock Portfolio. Accordingly, all references to Morgan Stanley are hereby deleted from the Prospectus.

   AXA Equitable Life Insurance Company will continue to be the Investment Manager of the Portfolio. See "Portfolios of the Trusts" in your Prospectus for more information.

2. Effective August 1, 2010, AXA Rosenberg Investment Management LLC ("AXA Rosenberg") will no longer serve as a sub-adviser to an allocated portion of the Multimanager Mid Cap Value Portfolio. AXA Equitable Life Insurance Company, BlackRock Investment Management LLC, Tradewinds Global Investors, LLC and Wellington Management Company, LLP will remain as sub-advisers to the Multimanager Mid Cap Value Portfolio. Accordingly, all references to AXA Rosenberg are hereby deleted from the Prospectus.

   AXA Equitable Life Insurance Company will continue to be the Investment Manager of the Portfolio. See "Portfolios of the Trusts" in your Prospectus for more information.


B. FOR EQUI-VEST(R) (SERIES 100-500) CONTRACTS ONLY

   HOW TO REACH US CHANGES

   Please note the new telephone number to be listed on express mail packages for all contributions sent by express delivery: 718-242-0716







EQUI-VEST(R) IS ISSUED BY AND IS A REGISTERED SERVICE MARK OF AXA EQUITABLE
                    LIFE INSURANCE COMPANY (AXA EQUITABLE).
MOMENTUM(SM) AND MOMENTUM PLUS(SM) ARE ISSUED BY AND ARE SERVICE MARKS OF AXA
                                   EQUITABLE.
CERTAIN CONTRACTS DISTRIBUTED BY AFFILIATE AXA ADVISORS, LLC, AND FOR CERTAIN
                       OTHER CONTRACTS CO-DISTRIBUTED BY
                       AFFILIATE AXA DISTRIBUTORS, LLC,
               1290 AVENUE OF THE AMERICAS, NEW YORK, NY 10104.

   COPYRIGHT 2010 AXA EQUITABLE LIFE INSURANCE COMPANY. ALL RIGHTS RESERVED.


                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

888-112 (8/10)

                                                      Catalog No. 145384 (8/10)
EV100-500, Mo, Mo+  NB/IF (SAR)                                         x03259

AXA Equitable Life Insurance Company

SUPPLEMENT DATED AUGUST 27, 2010 TO THE VARIABLE ANNUITY PROSPECTUS AND SUPPLEMENTS TO PROSPECTUS DATED MAY 1, 2010
EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PLANS

--------------------------------------------------------------------------------


This Supplement modifies certain information in the above-referenced Prospectus and Supplements to the Prospectus and Statement of Additional Information, dated May 1, 2010, as previously supplemented (the "Prospectuses"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your prospectus.


NEW VARIABLE INVESTMENT OPTIONS FOR SERIES 100 AND 200 (TSA AND EDC ONLY)

On or about September 20, 2010, subject to regulatory approval, we anticipate making available 16 new variable investment options to series 100 and series 200 contracts. These new variable investment options are available for TSA and EDC only. The variable investment options invest in different affiliated and unaffiliated Portfolios managed by professional investment advisers.

1. The names of the variable investment options are added to the cover page of your Prospectus as follows:

         ------------------------------------------------
         VARIABLE INVESTMENT OPTIONS
         ------------------------------------------------
         FIXED INCOME
         ------------------------------------------------
         o Ivy Funds VIP High Income
         ------------------------------------------------
         DOMESTIC STOCKS
         ------------------------------------------------
         o AXA Tactical Manager 400-I
         o AXA Tactical Manager 500-I
         o AXA Tactical Manager 2000-I
         o Fidelity(R) VIP Contrafund(R)
         o Invesco V.I. Mid Cap Core Equity
         o Invesco V.I. Small Cap Equity
         o Ivy Funds VIP Energy
         o MFS(R) Investors Growth Stock Series
         o MFS(R) Investors Trust Series
         o MFS(R) Technology
         o MFS(R) Utilities
         ------------------------------------------------
         INTERNATIONAL STOCKS
         ------------------------------------------------
         o AXA Tactical Manager International-I
         o Invesco V.I. Global Real Estate Fund
         o Lazard Retirement Emerging Markets Equity
         o MFS(R) International Value
         ------------------------------------------------

The paragraph following the table listing the variable investment options is deleted and replaced with the following:

     You may allocate amounts to any of the variable investment options under your choice of investment method subject to any restrictions. At any time, we have the right to terminate your contributions. Each variable investment option is a subaccount of Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio of one of the following trusts: AIM Variable Insurance Funds - Series II, AXA Premier VIP Trust, EQ Advisors Trust, Fidelity(R) Variable Insurance Products - Service Class 2, Ivy Funds Variable Insurance Portfolios, Lazard Retirement Series, Inc. - Service Shares and MFS(R) Variable Insurance Trusts - Service Class (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio. You may also allocate amounts to the guaranteed interest option and the fixed maturity options, which are discussed later in this prospectus.


888-119 (8/10)                                         Catalog No. 145394 (8/10)
EV-Emp.Sp. (NB/IF) (SAR)                                                  x03276

2.   FEE TABLE

     The "Lowest" and "Highest" portfolio operating expenses under "Portfolio operating expenses expressed as an annual percentage of daily net assets" are restated as follows:



     -------------------------------------------------------------------------------------
     PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
     -------------------------------------------------------------------------------------
     Total Annual Portfolio Operating Expenses for 2009               Lowest     Highest
     (expenses that are deducted from Portfolio assets                -----      -------
     including management fees, 12b-1 fees, service fees              0.39%       4.62%
     and/or other expenses)
     -------------------------------------------------------------------------------------

The following is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets:"

This table shows the fees and expenses for 2009 as an annual percentage of each portfolio's daily average net assets.

                                        MANAGEMENT                          OTHER
PORTFOLIO NAME                            FEES(10)     12B-1 FEES(11)    EXPENSES(12)
------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST
------------------------------------------------------------------------------------------
AXA Tactical Manager 400-I                 0.45%         0.25%             3.91%
AXA Tactical Manager 500-I                 0.45%         0.25%             0.40%
AXA Tactical Manager 2000-I                0.45%         0.25%             1.45%
AXA Tactical Manager International-I       0.45%         0.25%             1.55%
------------------------------------------------------------------------------------------
 AIM VARIABLE INSURANCE FUNDS
 (INVESCO VARIABLE INSURANCE FUNDS)
------------------------------------------------------------------------------------------
Invesco V.I. Global Real Estate Fund       0.75%         0.25%             0.51%
Invesco V.I. Mid Cap Core Equity           0.73%         0.25%             0.31%
Invesco V.I. Small Cap Equity              0.75%         0.25%             0.34%
------------------------------------------------------------------------------------------
 FIDELITY VARIABLE INSURANCE PRODUCTS
------------------------------------------------------------------------------------------
Fidelity VIP Contrafund (R)                0.56%         0.25%             0.11%
------------------------------------------------------------------------------------------
 IVY FUNDS VARIABLE INSURANCE PORTFOLIOS
------------------------------------------------------------------------------------------
Ivy Funds VIP Energy                       0.85%         0.25%             0.23%
Ivy Funds VIP High Income                  0.62%         0.25%             0.11%
------------------------------------------------------------------------------------------
 LAZARD RETIREMENT SERIES, INC.
------------------------------------------------------------------------------------------
Lazard Retirement Emerging Markets Equity  1.00%         0.25%             0.31%
------------------------------------------------------------------------------------------
 MFS VARIABLE INSURANCE TRUSTS
------------------------------------------------------------------------------------------
MFS(R) VIT II International Value          0.90%         0.25%             0.19%
MFS(R) VIT Investors Growth Stock Series   0.75%         0.25%             0.11%
MFS(R) VIT Investors Trust Series          0.75%         0.25%             0.11%
MFS(R) VIT II Technology                   0.75%         0.25%             0.86%
MFS(R) VIT Utilities                       0.73%         0.25%             0.09%
------------------------------------------------------------------------------------------



                                                ACQUIRED                                          NET
                                                  FUND         TOTAL ANNUAL    FEE WAIVERS      ANNUAL
                                                FEES AND         EXPENSES        AND/OR        EXPENSES
                                                EXPENSES         (BEFORE         EXPENSE        (AFTER
                                              (UNDERLYING        EXPENSE       REIMBURSE-      EXPENSE
PORTFOLIO NAME                             PORTFOLIOS)(13)    LIMITATIONS)     MENTS(14)    LIMITATIONS)
----------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST
----------------------------------------------------------------------------------------------------------
AXA Tactical Manager 400-I                       0.01%             4.62%           (3.66)%        0.96%
AXA Tactical Manager 500-I                         --              1.10%           (0.15)%        0.95%
AXA Tactical Manager 2000-I                        --              2.15%           (1.20)%        0.95%
AXA Tactical Manager International-I               --              2.25%           (1.30)%        0.95%
----------------------------------------------------------------------------------------------------------
 AIM VARIABLE INSURANCE FUNDS
 (INVESCO VARIABLE INSURANCE FUNDS)
----------------------------------------------------------------------------------------------------------
Invesco V.I. Global Real Estate Fund               --              1.34%           (0.06)%        0.98%
Invesco V.I. Mid Cap Core Equity                 0.03%             1.33%              --          1.56%
Invesco V.I. Small Cap Equity                      --              0.98%              --          1.07%
----------------------------------------------------------------------------------------------------------
 FIDELITY VARIABLE INSURANCE PRODUCTS
----------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund (R)                        --              1.32%                          1.33%
----------------------------------------------------------------------------------------------------------
 IVY FUNDS VARIABLE INSURANCE PORTFOLIOS
----------------------------------------------------------------------------------------------------------
Ivy Funds VIP Energy                               --              1.56%                          1.34%
Ivy Funds VIP High Income                          --              1.07%                          1.11%
----------------------------------------------------------------------------------------------------------
 LAZARD RETIREMENT SERIES, INC.
----------------------------------------------------------------------------------------------------------
Lazard Retirement Emerging Markets Equity          --              1.34%                          1.11%
----------------------------------------------------------------------------------------------------------
 MFS VARIABLE INSURANCE TRUSTS
----------------------------------------------------------------------------------------------------------
MFS(R) VIT II International Value                  --              1.11%                          2.15%
MFS(R) VIT Investors Growth Stock Series           --              1.86%                          4.05%
MFS(R) VIT Investors Trust Series                  --              2.15%                          0.95%
MFS(R) VIT II Technology                           --              4.62%           (0.57)%        0.96%
MFS(R) VIT Utilities                               --              1.11%                          1.86%
----------------------------------------------------------------------------------------------------------

3. In the table above, footnote (11) regarding 12b-1 fees is deleted in its entirety and replaced with the following:

     (11) Portfolio shares are subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the AXA Premier VIP Trust and EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The maximum annual distribution and/or service (12b-1) fee for Class B and IB shares is 0.25% of the average daily net assets attributable to those shares. Under arrangements approved by each Trust's Board of Trustees, the distribution and/or service (12b-1) fee currently is limited to 0.25% of the average daily net assets attributable to Class B and Class IB shares of the portfolios. These arrangements will be in effect at least until April 30, 2011. A "--" indicates that there is no Rule 12b-1 Plan in place for the portfolio shown.

4. The first Example shown in the prospectus no longer applies to EQUI-VEST(R) series 100 and 200 contracts for TSA, University TSA and EDC contracts. The following Example now applies for those contracts:


EXAMPLES

These examples are intended to help you compare the cost of investing in each type of EQUI-VEST(R) series contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses (including underlying portfolio fees and expenses). For a complete description of portfolio charges and expenses, please see the prospectus for each Trust.

The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. The examples use an average annual administrative charge based on charges paid in 2009, which results in an estimated annual charge of 0.0962% of contract value.

The fixed maturity options and the guaranteed interest option are not covered by the fee table and examples. However, the annual administrative charge, the withdrawal charge, the third-party transfer or exchange charge, and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

These examples should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

The examples assume that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. The examples also assume (i) maximum contract charges rather than the lower current expenses discussed in "Charges and expenses" later in this prospectus (except the annual administrative charge which is described above); (ii) the total annual expenses of the portfolios (before expense limitations) set forth in the previous tables; and (iii) there is no waiver of the withdrawal charge. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


EQUI-VEST(R) SERIES 100 AND 200 CONTRACTS --
FOR TSA, UNIVERSITY TSA, AND EDC


---------------------------------------------------------------------------------------------------------------------------------
                                         IF YOU SURRENDER YOUR CONTRACT AT THE        IF YOU ANNUITIZE AT THE END OF THE
                                          END OF THE APPLICABLE TIME PERIOD                APPLICABLE TIME PERIOD
---------------------------------------------------------------------------------------------------------------------------------
                                       1 YEAR    3 YEARS    5 YEARS    10 YEARS    1 YEAR    3 YEARS    5 YEARS    10 YEARS
---------------------------------------------------------------------------------------------------------------------------------
(a) assuming maximum fees and
    expenses of any of the Portfolios  $1,168     $2,399     $3,596      $6,215     N/A       $2,399     $3,596      $6,215
(b) assuming minimum fees and
    expenses of any of the Portfolios  $  748     $1,184     $1,647      $2,571     N/A       $1,184     $1,647      $2,571
---------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                      IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                       THE END OF THE APPLICABLE TIME PERIOD
--------------------------------------------------------------------------------
                                       1 YEAR    3 YEARS    5 YEARS    10 YEARS
--------------------------------------------------------------------------------
(a) assuming maximum fees and
    expenses of any of the Portfolios   $635     $1,880     $3,092     $5,980
(b) assuming minimum fees and
    expenses of any of the Portfolios   $192     $  593     $1,019     $2,205
--------------------------------------------------------------------------------

5. The following information is added under "Portfolios of the Trusts" in "Contract features and benefits" in the Prospectus. The prospectuses for the Trusts contain other important information about the portfolios. The prospectuses should be read carefully before investing.


------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST - CLASS IB SHARES                                                           INVESTMENT MANAGER (OR SUB-ADVISER(S),
PORTFOLIO NAME                        OBJECTIVE                                               AS APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
AXA TACTICAL MANAGER 400-I           Seeks to achieve long-term growth of capital with an     o AllianceBernstein L.P.
                                     emphasis on risk-adjusted returns and lower volatility   o AXA Equitable
                                     over a full market cycle relative to traditional equity  o BlackRock Investment Management,
                                     funds and equity market indexes, by investing in a         LLC
                                     combination of long and short positions on equity
                                     securities of mid-capitalization companies, including
                                     securities included in the Standard & Poor's MidCap 400
                                     Index.
------------------------------------------------------------------------------------------------------------------------------------
AXA TACTICAL MANAGER 500-I           Seeks to achieve long-term growth of capital with an     o AllianceBernstein L.P.
                                     emphasis on risk-adjusted returns and lower volatility   o AXA Equitable
                                     over a full market cycle relative to traditional equity  o BlackRock Investment Management,
                                     funds and equity market indexes, by investing in a         LLC
                                     combination of long and short positions on equity
                                     securities of large-capitalization companies, including
                                     securities included in the Standard & Poor's 500 Composite
                                     Stock Price Index.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST - CLASS IB SHARES                                                           INVESTMENT MANAGER (OR SUB-ADVISER(S),
PORTFOLIO NAME                        OBJECTIVE                                               AS APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
AXA TACTICAL MANAGER 2000-I          Seeks to achieve long-term growth of capital with an     o AllianceBernstein L.P.
                                     emphasis on risk-adjusted returns and lower volatility   o AXA Equitable
                                     over a full market cycle relative to traditional equity  o BlackRock Investment Management,
                                     funds and equity market indexes, by investing in a         LLC
                                     combination of long and short positions on equity
                                     securities of small-capitalization companies, including
                                     securities included in the Russell 2000(R) Index.
------------------------------------------------------------------------------------------------------------------------------------
AXA TACTICAL MANAGER                 Seeks to achieve long-term growth of capital with an     o AllianceBernstein L.P.
 INTERNATIONAL-I                     emphasis on risk-adjusted returns and lower volatility   o AXA Equitable
                                     over a full market cycle relative to traditional equity  o BlackRock Investment Management,
                                     funds and equity market indexes, by investing in a         LLC
                                     combination of long and short positions on equity
                                     securities of foreign companies, including securities
                                     included in the Morgan Stanley Capital International
                                     EAFE Index, ASX SPI 200 Index, Dow Jones EURO STOXX 50
                                     Index(R), FTSE 100 Index and the Tokyo Stock Price Index.
------------------------------------------------------------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE
FUNDS) - SERIES II
------------------------------------------------------------------------------------------------------------------------------------
                                                                                              INVESTMENT MANAGER (OR SUB-ADVISER(S),
PORTFOLIO NAME                        OBJECTIVE                                               AS APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. GLOBAL REAL ESTATE FUND The fund's investment objective is high total return     o Invesco Advisers Inc.
                                     through growth of capital and current income.            o Invesco Asset Management Limited
------------------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. MID CAP CORE EQUITY     The fund's investment objective is long-term growth of   o Invesco Advisers Inc.
 FUND                                capital.
------------------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. SMALL CAP EQUITY FUND   The fund's investment objective is long-term growth of   o Invesco Advisers Inc.
                                     capital.
------------------------------------------------------------------------------------------------------------------------------------
FIDELITY(R) VARIABLE INSURANCE
PRODUCTS - SERVICE CLASS 2
------------------------------------------------------------------------------------------------------------------------------------
                                                                                              INVESTMENT MANAGER (OR SUB-ADVISER(S),
PORTFOLIO NAME                        OBJECTIVE                                               AS APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
FIDELITY(R) VIP CONTRAFUND(R)         Seeks long-term capital appreciation.                   o Fidelity Management & Research
PORTFOLIO                                                                                       Company (FMR)
------------------------------------------------------------------------------------------------------------------------------------
IVY FUNDS VARIABLE INSURANCE
PORTFOLIOS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                              INVESTMENT MANAGER (OR SUB-ADVISER(S),
PORTFOLIO NAME                        OBJECTIVE                                               AS APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
IVY FUNDS VIP ENERGY                 Seeks to provide long-term capital appreciation.         o Waddell & Reed Investment
                                                                                                Management Company (WRIMCO)
------------------------------------------------------------------------------------------------------------------------------------
IVY FUNDS VIP HIGH INCOME            Seeks, as its primary objective, a high level of         o Waddell & Reed Investment
                                     current income. As a secondary objective, the Portfolio    Management Company (WRIMCO)
                                     seeks capital growth when consistent with its primary
                                     objective.
------------------------------------------------------------------------------------------------------------------------------------
LAZARD RETIREMENT SERIES, INC. -
SERVICE SHARES
------------------------------------------------------------------------------------------------------------------------------------
                                                                                              INVESTMENT MANAGER (OR SUB-ADVISER(S),
PORTFOLIO NAME                        OBJECTIVE                                               AS APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
LAZARD RETIREMENT EMERGING           Seeks long-term capital appreciation.                    o Lazard Asset Management LLC
 MARKETS EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
MFS(R) VARIABLE INSURANCE TRUSTS -
SERVICE CLASS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                              INVESTMENT MANAGER (OR SUB-ADVISER(S),
PORTFOLIO NAME                        OBJECTIVE                                               AS APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
MFS(R) INTERNATIONAL VALUE           The fund's investment objective is to seek capital       o Massachusetts Financial Services
 PORTFOLIO                           appreciation.                                              Company
------------------------------------------------------------------------------------------------------------------------------------
MFS(R) INVESTORS GROWTH STOCK        The fund's investment objective is to seek capital       o Massachusetts Financial Services
 SERIES                              appreciation.                                              Company
------------------------------------------------------------------------------------------------------------------------------------
MFS(R) INVESTORS TRUST SERIES        The fund's investment objective is to seek capital       o Massachusetts Financial Services
                                     appreciation.                                              Company
------------------------------------------------------------------------------------------------------------------------------------
MFS(R) TECHNOLOGY PORTFOLIO          The fund's investment objective is to seek capital       o Massachusetts Financial Services
                                     appreciation.                                              Company
------------------------------------------------------------------------------------------------------------------------------------
MFS(R) UTILITIES SERIES              The fund's investment objective is to seek total return. o Massachusetts Financial Services
                                                                                                Company
------------------------------------------------------------------------------------------------------------------------------------

6.   TEXAS PUBLIC SCHOOLS AND OPEN ENROLLMENT CHARTER SCHOOLS (K-12)

     For all new and existing TSA contract owners (regardless of the contract issue date) who are employees of public school districts and open enrollment charter schools (grades K-12), who are participants in the TSA plan, the providers of which are subject to the 403(b) Certification Rules of the Teacher Retirement System of the State of Texas, and who enroll and contribute to the TSA contracts through a salary reduction agreement, the variable investment options that invest in portfolios of unaffiliated trusts are not available. You may allocate amounts to the variable investment options that invest in the AXA Tactical Manager Portfolios now available to you. Please see Appendix IV - "State contract availability and/or variations of certain features and benefits" for other contract variations in Texas.

7.   SELECTING YOUR INVESTMENT METHOD

In "Contract features and benefits," the 16 new variable investment options are added to the table under "Selecting your investment method" as follows:

         -------------------------------------------------
                     INVESTMENT OPTIONS
         -------------------------------------------------
                             A
         -------------------------------------------------
         DOMESTIC STOCKS
         -------------------------------------------------
         o AXA Tactical Manager 400-I
         o AXA Tactical Manager 500-I
         o AXA Tactical Manager 2000-I
         o Fidelity(R) VIP Contrafund(R)
         o Invesco V.I. Mid Cap Core Equity
         o Invesco V.I. Small Cap Equity
         o Ivy Funds VIP Energy
         o MFS(R) Investors Growth Stock Series
         o MFS(R) Investors Trust Series
         o MFS(R) Technology
         o MFS(R) Utilities
         -------------------------------------------------
         INTERNATIONAL STOCKS
         -------------------------------------------------
         o AXA Tactical Manager International-I
         o Invesco V.I. Global Real Estate Fund
         o Lazard Retirement Emerging Markets Equity
         o MFS(R) International Value
         -------------------------------------------------
                             B
         -------------------------------------------------
         FIXED INCOME
         -------------------------------------------------
         o Ivy Funds VIP High Income
         -------------------------------------------------

8.   PORTFOLIO SUB-ADVISER CHANGES AND OTHER PORTFOLIO INFORMATION

     A. Effective on or about June 1, 2010, Invesco Advisers, Inc. replaced Morgan Stanley Investment Management, Inc. ("Morgan Stanley") as the sub-adviser to the EQ/Van Kampen Comstock Portfolio. Accordingly, all references to Morgan Stanley are hereby deleted from the Prospectus.

          AXA Equitable Life Insurance Company will continue to be the Investment Manager of the Portfolio. See "Portfolios of the Trusts" in your Prospectus for more information.

     B. Effective August 1, 2010, AXA Rosenberg Investment Management LLC ("AXA Rosenberg") will no longer serve as a sub-adviser to an allocated portion of the Multimanager Mid Cap Value Portfolio. AXA Equitable Life Insurance Company, BlackRock Investment Management LLC, Tradewinds Global Investors, LLC and Wellington Management Company, LLP will remain as sub-advisers to the Multimanager Mid Cap Value Portfolio. Accordingly, all references to AXA Rosenberg are hereby deleted from the Prospectus.

          AXA Equitable Life Insurance Company will continue to be the Investment Manager of the Portfolio. See "Portfolios of the Trusts" in your Prospectus for more information.

     C. The EQ/AXA Rosenberg Value Long/Short Equity variable investment option is no longer available in the product. Accordingly, all references to the EQ/AXA Rosenberg Value Long/Short Equity Portfolio and variable investment option in the Prospectus should be disregarded.


9.   DISRUPTIVE TRANSFER ACTIVITY

The fourth paragraph under "Disruptive transfer activity" in "Transferring your money among investment options" has been deleted in its entirety and replaced with the following:

     We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, the "affiliated trusts"), as well as investment options with underlying portfolios of outside trusts with which AXA Equitable has entered participation agreements (the "unaffiliated trusts" and, collectively with the affiliated trusts, the "trusts"). The affiliated trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the affiliated trust obtains from us contract owner trading activity. The affiliated trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.


10.  DISTRIBUTION OF THE CONTRACTS

In "Distribution of the contracts" under "More information" the eighth paragraph is deleted in its entirety and replaced with the following:

     The Distributors receive 12b-1 fees from affiliated portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective portfolios.

     AXA Equitable and its affiliates may directly or indirectly receive payments from certain unaffiliated Portfolios, their advisers, sub-advisers, distributors or affiliates thereof, for providing certain administrative, marketing, distribution and/or shareholder support services. AXA Equitable and its affiliates may receive the following types of payments:

          12B-1 FEES. AXA Equitable indirectly receives 12b-1 fees from certain unaffiliated Portfolios that range from 0.10% to 0.25% of the average daily assets of the Portfolios that are attributable to the contracts and certain other variable life and annuity contracts that our affiliates and we issue.

          ADMINISTRATIVE SERVICES FEES. AXA Equitable also receives administrative services fees from the adviser, sub-advisers, administrator or distributor (or affiliates thereof) of certain unaffiliated Portfolios. The fees paid to AXA Equitable range from 0% to 0.35% of the assets of the unaffiliated Portfolios attributable to the contract and to certain other variable life and annuity contracts that our affiliates and we issue.

HOW TO REACH US

Please note the new telephone number to be listed on express mail packages for all contributions sent by express delivery: 718-242-0716



























  EQUI-VEST(R) IS ISSUED BY AND IS A REGISTERED SERVICE MARK OF AXA EQUITABLE
                     LIFE INSURANCE COMPANY (AXA EQUITABLE).
 CO-DISTRIBUTED BY AFFILIATES AXA ADVISORS, LLC AND AXA DISTRIBUTORS, LLC, 1290
                   AVENUE OF THE AMERICAS, NEW YORK, NY 10104.

    COPYRIGHT 2010 AXA EQUITABLE LIFE INSURANCE COMPANY. ALL RIGHTS RESERVED.


                      AXA Equitable Life Insurance Company
                           1290 Avenue of the Americas
                               New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED AUGUST 27, 2010 TO THE MAY 1, 2010 PROSPECTUSES OR SUPPLEMENT
FOR
o EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PLANS
o EQUI-VEST(R) TSA ADVANTAGE(SM)
o EQUI-VEST(R) VANTAGE(SM)
o EQUI-VEST(R) VANTAGE(SM) ADDITIONAL CONTRIBUTIONS TAX-SHELTERED (ACTS) PROGRAM, NEW JERSEY DEPARTMENT OF HIGHER EDUCATION
--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectus and statement of additional information you received and in any supplements to that prospectus and statement of additional information (collectively, the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding certain changes to the Prospectus. As applicable to your contract, please note the following changes described below.

A. CHANGES TO THE FEE TABLE
   In the second table under "Portfolio operating expenses expressed as an annual percentage of daily net assets", the footnote that corresponds to the "12b-1 Fees" column has been restated as follows:

     Portfolio shares are subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the AXA Premier VIP Trust and EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The maximum annual distribution and/or service (12b-1) fee for Class B and IB shares is 0.25% of the average daily net assets attributable to those shares. Under arrangements approved by each Trust's Board of Trustees, the distribution and/or service (12b-1) fee currently is limited to 0.25% of the average daily net assets attributable to Class B and Class IB shares of the portfolios. These arrangements will be in effect at least until April 30, 2011. A "--" indicates that there is no Rule 12b-1 Plan in place for the portfolio shown.


B. PORTFOLIO SUB-ADVISER CHANGES AND OTHER PORTFOLIO INFORMATION

   1. Effective June 1, 2010, Invesco Advisers, Inc. replaced Morgan Stanley Investment Management, Inc. ("Morgan Stanley") as the sub-adviser to the EQ/Van Kampen Comstock Portfolio. Accordingly, all references to Morgan Stanley are hereby deleted from the Prospectus.

      AXA Equitable Life Insurance Company will continue to be the Investment Manager of the Portfolio. See "Portfolios of the Trusts" in your Prospectus for more information.

   2. Effective August 1, 2010, AXA Rosenberg Investment Management LLC
      ("AXA Rosenberg") will no longer serve as a sub-adviser to an allocated portion of the Multimanager Mid Cap Value Portfolio. AXA Equitable Life Insurance Company, BlackRock Investment Management LLC, Tradewinds Global Investors, LLC and Wellington Management Company, LLP will remain as sub-advisers to the Multimanager Mid Cap Value Portfolio. Accordingly, all references to AXA Rosenberg are hereby deleted from the Prospectus.

      AXA Equitable Life Insurance Company will continue to be the Investment Manager of the Portfolio. See "Portfolios of the Trusts" in your Prospectus for more information.

   3. The EQ/AXA Rosenberg Value Long/Short Equity variable investment option is no longer available in the product. Accordingly, all references to the EQ/AXA Rosenberg Value Long/Short Equity Portfolio and variable investment option in the Prospectus should be disregarded.



888-121 (8/10)                                         Catalog No. 145398 (8/10)
EV Employer-Sponsored, EV TSA Advantage and                               x03277
EV Vantage NB/IF (SAR)

C.   HOW TO REACH US CHANGES

     Please note the new telephone number to be listed on express mail packages for all contributions sent by express delivery: 718-242-0716











































EQUI-VEST(R) IS ISSUED BY AND IS A REGISTERED SERVICE MARK OF AXA EQUITABLE
                    LIFE INSURANCE COMPANY (AXA EQUITABLE).
EQUI-VEST(R) VANTAGE(SM) AND EQUI-VEST(R) TSA ADVANTAGE(SM) ARE ISSUED BY AND
                        ARE SERVICE MARKS OF AXA EQUITABLE.
CERTAIN CONTRACTS DISTRIBUTED BY AFFILIATE AXA ADVISORS, LLC, AND FOR CERTAIN
                       OTHER CONTRACTS CO-DISTRIBUTED BY
                       AFFILIATE AXA DISTRIBUTORS, LLC,
               1290 AVENUE OF THE AMERICAS, NEW YORK, NY 10104.

   COPYRIGHT 2010 AXA EQUITABLE LIFE INSURANCE COMPANY. ALL RIGHTS RESERVED.

                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED AUGUST 27, 2010 TO THE VARIABLE ANNUITY PROSPECTUS AND SUPPLEMENTS TO PROSPECTUS DATED MAY 1, 2010
EQUI-VEST(R) EXPRESS(SM) (SERIES 700)

--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced Prospectus and Supplements to the Prospectus and Statement of Additional Information, dated May 1, 2010, as previously supplemented (the "Prospectuses"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your prospectus.


NEW VARIABLE INVESTMENT OPTIONS

On or about September 20, 2010, subject to regulatory approval, we anticipate making available 16 new variable investment options. These variable investment options invest in different affiliated and unaffiliated Portfolios managed by professional investment advisers.

1. The names of the variable investment options are added to the cover page of your Prospectus as follows:

     -------------------------------------------
     VARIABLE INVESTMENT OPTIONS
     -------------------------------------------
     FIXED INCOME
     -------------------------------------------
     o Ivy Funds VIP High Income
     -------------------------------------------
     DOMESTIC STOCKS
     -------------------------------------------
     o AXA Tactical Manager 400-I
     o AXA Tactical Manager 500-I
     o AXA Tactical Manager 2000-I
     o Fidelity(R) VIP Contrafund(R)
     o Invesco V.I. Mid Cap Core Equity
     o Invesco V.I. Small Cap Equity
     o Ivy Funds VIP Energy
     o MFS(R) Investors Growth Stock Series
     o MFS(R) Investors Trust Series
     o MFS(R) Technology
     o MFS(R) Utilities
     -------------------------------------------
     INTERNATIONAL STOCKS
     -------------------------------------------
     o AXA Tactical Manager International-I
     o Invesco V.I. Global Real Estate Fund
     o Lazard Retirement Emerging Markets Equity
     o MFS(R) International Value
     -------------------------------------------

The paragraph following the table listing the variable investment options is deleted and replaced with the following:

   You may allocate amounts to any of the variable investment options. At any time, we have the right to terminate your contributions. Each variable investment option is a subaccount of Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio of one of the following trusts: AIM Variable Insurance Funds - Series II, AXA Premier VIP Trust, EQ Advisors Trust, Fidelity(R) Variable Insurance Products
   - Service Class 2, Ivy Funds Variable Insurance Portfolios, Lazard Retirement Series, Inc. - Service Shares and MFS(R) Variable Insurance Trusts - Service Class (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio. You may also allocate amounts to the fixed maturity options, which are discussed later in this prospectus.


888-116 (8/10)                                       Catalog No. 145388 (8/10)
EV 700/IF (SAR)                                                          x03266

2. FEE TABLE

   The "Lowest" and "Highest" portfolio operating expenses under "Portfolio operating expenses expressed as an annual percentage of daily net assets" and footnote (4) are restated as follows:

------------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2009 (expenses that are                        Lowest              Highest
deducted from Portfolio assets including management fees, 12b-1 fees, service                ------              -------
fees and/or other expenses)(4)                                                               0.64%               4.62%
------------------------------------------------------------------------------------------------------------------------------------

(4) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2009 and for the underlying portfolios. In addition, the "Lowest" represents the total annual operating expenses of the EQ/Equity 500 Index. The "Highest" represents the total annual operating expenses of the AXA Tactical Manager-I Portfolio.

3. The Examples shown in the prospectus are deleted in their entirety and replaced with the following:


EXAMPLES

These examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses (including underlying portfolio fees and expenses). For a complete description of portfolio charges and expenses, please see the prospectus for each Trust.

The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. The examples use an average annual administrative charge based on charges paid in 2009, which results in an estimated annual charge of 0.0894% of contract value.

The fixed maturity options are not covered by the fee table and examples. However, the annual administrative charge, the withdrawal charge, the third-party transfer or exchange charge, and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

These examples should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

The examples assume that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. The examples also assume (i) maximum contract charges rather than the lower current expenses discussed in "Charges and expenses" later in this prospectus (except the annual administrative charge which is described above); (ii) the total annual expenses of the portfolios (before expense limitations) set forth in the previous tables; and (iii) there is no waiver of the withdrawal charge. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                     IF YOU ANNUITIZE AT THE END OF THE
                                                                                                 APPLICABLE
                                          IF YOU SURRENDER YOUR CONTRACT AT           TIME PERIOD AND SELECT A NON-LIFE
                                                       THE END                        CONTINGENT PERIOD CERTAIN ANNUITY
                                            OF THE APPLICABLE TIME PERIOD              OPTION WITH LESS THAN TEN YEARS
                                     -----------------------------------------------------------------------------------------------
                                       1 YEAR    3 YEARS    5 YEARS    10 YEARS    1 YEAR    3 YEARS    5 YEARS    10 YEARS
------------------------------------------------------------------------------------------------------------------------------------
(a) assuming maximum fees and
 expenses of any of the Portfolios    $1,321     $2,492     $3,622      $6,427     N/A       $2,492     $3,622      $6,427
(b) assuming minimum fees and
 expenses of any of the Portfolios    $  930     $1,357     $1,794      $3,155     N/A       $1,357     $1,794      $3,155
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                            IF YOU DO NOT SURRENDER YOUR
                                                CONTRACT AT THE END
                                           OF THE APPLICABLE TIME PERIOD
                                     -------------------------------------------
                                       1 YEAR    3 YEARS    5 YEARS    10 YEARS
--------------------------------------------------------------------------------
(a) assuming maximum fees and
 expenses of any of the Portfolios      $704     $2,069     $3,379     $6,427
(b) assuming minimum fees and
 expenses of any of the Portfolios      $286     $  878     $1,494     $3,155
--------------------------------------------------------------------------------

4. The following information is added under "Portfolios of the Trusts" in "Contract features and benefits" in the Prospectus. The prospectuses for the Trusts contain other important information about the portfolios. The prospectuses should be read carefully before investing.


------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST - CLASS IB SHARES                                                         INVESTMENT MANAGER (OR SUB-ADVISER(S),
PORTFOLIO NAME                          OBJECTIVE                                           AS APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
AXA TACTICAL MANAGER 400-I              Seeks to achieve long-term growth of capital        o AllianceBernstein L.P.
                                        with an emphasis on risk-adjusted returns and       o AXA Equitable
                                        lower volatility over a full market cycle           o BlackRock Investment Management,
                                        relative to traditional equity funds and equity       LLC
                                        market indexes, by investing in a combination of
                                        long and short positions on equity securities of
                                        mid-capitalization companies, including
                                        securities included in the Standard & Poor's
                                        MidCap 400 Index.
------------------------------------------------------------------------------------------------------------------------------------
AXA TACTICAL MANAGER 500-I              Seeks to achieve long-term growth of capital        o AllianceBernstein L.P.
                                        with an emphasis on risk-adjusted returns and       o AXA Equitable
                                        lower volatility over a full market cycle           o BlackRock Investment Management,
                                        relative to traditional equity funds and equity       LLC
                                        market indexes, by investing in a combination of
                                        long and short positions on equity securities of
                                        large-capitalization companies, including
                                        securities included in the Standard & Poor's 500
                                        Composite Stock Price Index.
------------------------------------------------------------------------------------------------------------------------------------
AXA TACTICAL MANAGER 2000-I             Seeks to achieve long-term growth of capital        o AllianceBernstein L.P.
                                        with an emphasis on risk-adjusted returns and       o AXA Equitable
                                        lower volatility over a full market cycle           o BlackRock Investment Management,
                                        relative to traditional equity funds and equity       LLC
                                        market indexes, by investing in a combination of
                                        long and short positions on equity securities of
                                        small-capitalization companies, including
                                        securities included in the Russell 2000(R)
                                        Index.
------------------------------------------------------------------------------------------------------------------------------------
AXA TACTICAL MANAGER                    Seeks to achieve long-term growth of capital        o AllianceBernstein L.P.
 INTERNATIONAL-I                        with an emphasis on risk-adjusted returns and       o AXA Equitable
                                        lower volatility over a full market cycle           o BlackRock Investment Management,
                                        relative to traditional equity funds and equity       LLC
                                        market indexes, by investing in a combination of
                                        long and short positions on equity securities of
                                        foreign companies, including securities included
                                        in the Morgan Stanley Capital International EAFE
                                        Index, ASX SPI 200 Index, Dow Jones EURO STOXX
                                        50 Index(R), FTSE 100 Index and the Tokyo Stock
                                        Price Index.
------------------------------------------------------------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE
FUNDS) - SERIES II
------------------------------------------------------------------------------------------------------------------------------------
                                                                                            INVESTMENT MANAGER (OR SUB-ADVISER(S),
PORTFOLIO NAME                          OBJECTIVE                                           AS APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. GLOBAL REAL ESTATE FUND    The fund's investment objective is high total       o Invesco Advisers Inc.
                                        return through growth of capital and current        o Invesco Asset Management Limited
                                        income.
------------------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. MID CAP CORE EQUITY        The fund's investment objective is long-term        o Invesco Advisers Inc.
 FUND                                   growth of capital.
------------------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. SMALL CAP EQUITY FUND      The fund's investment objective is long-term        o Invesco Advisers Inc.
                                        growth of capital.
------------------------------------------------------------------------------------------------------------------------------------
FIDELITY(R) VARIABLE INSURANCE
PRODUCTS - SERVICE CLASS 2
------------------------------------------------------------------------------------------------------------------------------------
                                                                                            INVESTMENT MANAGER (OR SUB-ADVISER(S),
PORTFOLIO NAME                          OBJECTIVE                                           AS APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
FIDELITY(R) VIP CONTRAFUND(R) PORTFOLIO Seeks long-term capital appreciation.               o Fidelity Management & Research
                                                                                              Company (FMR)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
IVY FUNDS VARIABLE INSURANCE
PORTFOLIOS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                            INVESTMENT MANAGER (OR SUB-ADVISER(S),
PORTFOLIO NAME                          OBJECTIVE                                           AS APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
IVY FUNDS VIP ENERGY                    Seeks to provide long-term capital appreciation.    o Waddell & Reed Investment
                                                                                              Management Company (WRIMCO)
------------------------------------------------------------------------------------------------------------------------------------
IVY FUNDS VIP HIGH INCOME               Seeks, as its primary objective, a high level of    o Waddell & Reed Investment
                                        current income. As a secondary objective, the         Management Company (WRIMCO)
                                        Portfolio seeks capital growth when consistent
                                        with its primary objective.
------------------------------------------------------------------------------------------------------------------------------------
LAZARD RETIREMENT SERIES, INC. -
SERVICE SHARES
------------------------------------------------------------------------------------------------------------------------------------
                                                                                            INVESTMENT MANAGER (OR SUB-ADVISER(S),
PORTFOLIO NAME                          OBJECTIVE                                           AS APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
LAZARD RETIREMENT EMERGING              Seeks long-term capital appreciation.               o Lazard Asset Management LLC
 MARKETS EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------------
MFS(R) VARIABLE INSURANCE TRUSTS -
SERVICE CLASS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                            INVESTMENT MANAGER (OR SUB-ADVISER(S),
PORTFOLIO NAME                          OBJECTIVE                                           AS APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
MFS(R) INTERNATIONAL VALUE              The fund's investment objective is to seek capital  o Massachusetts Financial Services
 PORTFOLIO                              appreciation.                                         Company
------------------------------------------------------------------------------------------------------------------------------------
MFS(R) INVESTORS GROWTH STOCK           The fund's investment objective is to seek capital  o Massachusetts Financial Services
 SERIES                                 appreciation.                                         Company
------------------------------------------------------------------------------------------------------------------------------------
MFS(R) INVESTORS TRUST SERIES           The fund's investment objective is to seek capital  o Massachusetts Financial Services
                                        appreciation.                                         Company
------------------------------------------------------------------------------------------------------------------------------------
MFS(R) TECHNOLOGY PORTFOLIO             The fund's investment objective is to seek capital  o Massachusetts Financial Services
                                        appreciation.                                         Company
------------------------------------------------------------------------------------------------------------------------------------
MFS(R) UTILITIES SERIES                 The fund's investment objective is to seek total    o Massachusetts Financial Services
                                        return.                                               Company
------------------------------------------------------------------------------------------------------------------------------------

5. PORTFOLIO SUB-ADVISER CHANGES

   A. Effective on or about June 1, 2010, Invesco Advisers, Inc. replaced Morgan Stanley Investment Management, Inc. ("Morgan Stanley") as the sub-adviser to the EQ/Van Kampen Comstock Portfolio. Accordingly, all references to Morgan Stanley are hereby deleted from the Prospectus.

      AXA Equitable Life Insurance Company will continue to be the Investment Manager of the Portfolio. See "Portfolios of the Trusts" in your Prospectus for more information.

   B. Effective August 1, 2010, AXA Rosenberg Investment Management LLC ("AXA Rosenberg") will no longer serve as a sub-adviser to an allocated portion of the Multimanager Mid Cap Value Portfolio. AXA Equitable Life Insurance Company, BlackRock Investment Management LLC, Tradewinds Global Investors, LLC and Wellington Management Company, LLP will remain as sub-advisers to the Multimanager Mid Cap Value Portfolio. Accordingly, all references to AXA Rosenberg are hereby deleted from the Prospectus.

      AXA Equitable Life Insurance Company will continue to be the Investment Manager of the Portfolio. See "Portfolios of the Trusts" in your Prospectus for more information.

6. DISRUPTIVE TRANSFER ACTIVITY

The fourth paragraph under "Disruptive transfer activity" in "Transferring your money among investment options" has been deleted in its entirety and replaced with the following:

   We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, the "affiliated trusts"), as well as investment options with underlying portfolios of outside trusts with which AXA Equitable has entered participation agreements (the "unaffiliated trusts" and, collectively with the affiliated trusts, the "trusts"). The affiliated trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the affiliated trust obtains from us contract owner trading activity. The affiliated trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.


7. DISTRIBUTION OF THE CONTRACTS

In "Distribution of the contracts" under "More information" the seventh paragraph is deleted in its entirety and replaced with the following:

   The Distributors receive 12b-1 fees from affiliated Portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the Portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective Portfolios.

   AXA Equitable and its affiliates may directly or indirectly receive payments from certain unaffiliated Portfolios, their advisers, sub-advisers, distributors or affiliates thereof, for providing certain administrative, marketing, distribution and/or shareholder support services. AXA Equitable and its affiliates may receive the following types of payments:

   12B-1 FEES. AXA Equitable indirectly receives 12b-1 fees from certain unaffiliated Portfolios that range from 0.10% to 0.25% of the average daily assets of the Portfolios that are attributable to the contracts and certain other variable life and annuity contracts that our affiliates and we issue.

   ADMINISTRATIVE SERVICES FEES. AXA Equitable also receives administrative services fees from the adviser, sub-advisers, administrator or distributor (or affiliates thereof) of certain unaffiliated Portfolios. The fees paid to AXA Equitable range from 0% to 0.35% of the assets of the unaffiliated Portfolios attributable to the contract and to certain other variable life and annuity contracts that our affiliates and we issue.


HOW TO REACH US

Please note the new telephone number to be listed on express mail packages for all contributions sent by express delivery: 718-242-0716








EQUI-VEST(R) IS ISSUED BY AND IS A REGISTERED SERVICE MARK OF AXA EQUITABLE
                    LIFE INSURANCE COMPANY (AXA EQUITABLE).
 EQUI-VEST(R) EXPRESS(SM) IS ISSUED BY AND IS A SERVICE MARK OF AXA EQUITABLE. CO-DISTRIBUTED BY AFFILIATES AXA ADVISORS, LLC AND AXA DISTRIBUTORS, LLC, 1290
                  AVENUE OF THE AMERICAS, NEW YORK, NY 10104.

   COPYRIGHT 2010 AXA EQUITABLE LIFE INSURANCE COMPANY. ALL RIGHTS RESERVED.


                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED AUGUST 27, 2010 TO THE VARIABLE ANNUITY PROSPECTUS AND SUPPLEMENTS TO PROSPECTUS DATED MAY 1, 2010
EQUI-VEST(R) (SERIES 800)

--------------------------------------------------------------------------------


This Supplement modifies certain information in the above-referenced Prospectus and Supplements to the Prospectus and Statement of Additional Information, dated May 1, 2010, as previously supplemented (the "Prospectuses"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your prospectus.


NEW VARIABLE INVESTMENT OPTIONS

On or about September 20, 2010, subject to regulatory approval, we anticipate making available 16 new variable investment options. These variable investment options invest in different affiliated and unaffiliated Portfolios managed by professional investment advisers.

1. The names of the variable investment options are added to the cover page of your Prospectus as follows:

         --------------------------------------------------
         VARIABLE INVESTMENT OPTIONS
         --------------------------------------------------
         FIXED INCOME
         --------------------------------------------------
         o Ivy Funds VIP High Income
         --------------------------------------------------
         DOMESTIC STOCKS
         --------------------------------------------------
         o AXA Tactical Manager 400-I
         o AXA Tactical Manager 500-I
         o AXA Tactical Manager 2000-I
         o Fidelity(R) VIP Contrafund(R)
         o Invesco V.I. Mid Cap Core Equity
         o Invesco V.I. Small Cap Equity
         o Ivy Funds VIP Energy
         o MFS(R) Investors Growth Stock Series
         o MFS(R) Investors Trust Series
         o MFS(R) Technology
         o MFS(R) Utilities
         --------------------------------------------------
         INTERNATIONAL STOCKS
         --------------------------------------------------
         o AXA Tactical Manager International-I
         o Invesco V.I. Global Real Estate Fund
         o Lazard Retirement Emerging Markets Equity
         o MFS(R) International Value
         --------------------------------------------------

The paragraph following the table listing the variable investment options is deleted and replaced with the following:

     You may allocate amounts to any of the variable investment options under your choice of investment method, subject to any restrictions. At any time, we have the right to terminate your contributions. Each variable investment option is a subaccount of Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio of one of the following trusts: AIM Variable Insurance Funds - Series II, AXA Premier VIP Trust, EQ Advisors Trust, Fidelity(R) Variable Insurance Products - Service Class 2, Ivy Funds Variable Insurance Portfolios, Lazard Retirement Series, Inc. - Service Shares and MFS(R) Variable Insurance Trusts - Service Class (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio. You may also allocate amounts to the guaranteed interest option and the fixed maturity options, which are discussed later in this prospectus.


888-115 (8/10)                                         Catalog No. 145387 (8/10)
EV 800/IF (SAR)                                                           x03271

2.   FEE TABLE

     The "Lowest" and "Highest" portfolio operating expenses under "Portfolio operating expenses expressed as an annual percentage of daily net assets" are restated as follows:


     ----------------------------------------------------------------------------------------
     PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
     ----------------------------------------------------------------------------------------
     Total Annual Portfolio Operating Expenses for 2009                  Lowest     Highest
     (expenses that are deducted from Portfolio assets                   ------     -------
     including management fees, 12b-1 fees, service fees                  0.64%      4.62%
     and/or other expenses)(4)
     ----------------------------------------------------------------------------------------

     (4) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2009 and for the underlying portfolios. In addition, the "Lowest" represents the total annual operating expenses of the EQ/Equity 500 Index. The "Highest" represents the total annual operating expenses of the AXA Tactical Manager 400-I Portfolio.

3. The Examples shown in the prospectus are deleted in their entirety and replaced with the following:

EXAMPLES

These examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses (including underlying portfolio fees and expenses). For a complete description of portfolio charges and expenses, please see the prospectus for each Trust.

The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. The examples use an average annual administrative charge based on charges paid in 2009, which results in an estimated annual charge of 0.0729% of contract value.

The fixed maturity options and the guaranteed interest option are not covered by the fee table and examples. However, the annual administrative charge, the withdrawal charge, the third-party transfer or exchange charge, and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

These examples should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

The examples assume that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. The examples also assume (i) maximum contract charges rather than the lower current expenses discussed in "Charges and expenses" later in this prospectus (except the annual administrative charge which is described above); (ii) the total annual expenses of the portfolios (before expense limitations) set forth in the previous tables; (iii) that the ratcheted death benefit has been elected; and
(iv) there is no waiver of the withdrawal charge. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

----------------------------------------------------------------------------------------------------------------------------
                                                                                     IF YOU ANNUITIZE AT THE END OF THE
                                                                                                 APPLICABLE
                                          IF YOU SURRENDER YOUR CONTRACT AT           TIME PERIOD AND SELECT A NON-LIFE
                                                       THE END                        CONTINGENT PERIOD CERTAIN ANNUITY
                                            OF THE APPLICABLE TIME PERIOD              OPTION WITH LESS THAN TEN YEARS
                                     ---------------------------------------------------------------------------------------
                                       1 YEAR    3 YEARS    5 YEARS    10 YEARS    1 YEAR    3 YEARS    5 YEARS    10 YEARS
----------------------------------------------------------------------------------------------------------------------------
(a) assuming maximum fees and
    expenses of any of the Portfolios  $1,217     $2,585     $3,894      $6,515     N/A       $2,585     $3,894      $6,515
(b) assuming minimum fees and
    expenses of any of the Portfolios  $  821     $1,460     $2,126      $3,289     N/A       $1,460     $2,126      $3,289
----------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                            IF YOU DO NOT SURRENDER YOUR
                                                CONTRACT AT THE END
                                           OF THE APPLICABLE TIME PERIOD
                                     -------------------------------------------
                                       1 YEAR    3 YEARS    5 YEARS    10 YEARS
--------------------------------------------------------------------------------
(a) assuming maximum fees and
    expenses of any of the Portfolios   $718     $2,107     $3,437     $6,515
(b) assuming minimum fees and
    expenses of any of the Portfolios   $300     $  919     $1,563     $3,289
--------------------------------------------------------------------------------

4. The following information is added under "Portfolios of the Trusts" in "Contract features and benefits" in the Prospectus. The prospectuses for the Trusts contain other important information about the portfolios. The prospectuses should be read carefully before investing.

------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST - CLASS IB SHARES                                                           INVESTMENT MANAGER (OR SUB-ADVISER(S),
PORTFOLIO NAME                       OBJECTIVE                                                AS APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
AXA TACTICAL MANAGER 400-I           Seeks to achieve long-term growth of capital with an     o AllianceBernstein L.P.
                                     emphasis on risk-adjusted returns and lower volatility   o AXA Equitable
                                     over a full market cycle relative to traditional equity  o BlackRock Investment Management,
                                     funds and equity market indexes, by investing in a         LLC
                                     combination of long and short positions on equity
                                     securities of mid-capitalization companies, including
                                     securities included in the Standard & Poor's MidCap 400
                                     Index.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST - CLASS IB SHARES                                                           INVESTMENT MANAGER (OR SUB-ADVISER(S),
PORTFOLIO NAME                       OBJECTIVE                                                AS APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
AXA TACTICAL MANAGER 500-I           Seeks to achieve long-term growth of capital with an     o AllianceBernstein L.P.
                                     emphasis on risk-adjusted returns and lower volatility   o AXA Equitable
                                     over a full market cycle relative to traditional equity  o BlackRock Investment Management,
                                     funds and equity market indexes, by investing in a         LLC
                                     combination of long and short positions on equity
                                     securities of large-capitalization companies, including
                                     securities included in the Standard & Poor's 500
                                     Composite Stock Price Index.
------------------------------------------------------------------------------------------------------------------------------------
AXA TACTICAL MANAGER 2000-I          Seeks to achieve long-term growth of capital with an     o AllianceBernstein L.P.
                                     emphasis on risk-adjusted returns and lower volatility   o AXA Equitable
                                     over a full market cycle relative to traditional equity  o BlackRock Investment Management,
                                     funds and equity market indexes, by investing in a         LLC
                                     combination of long and short positions on equity
                                     securities of small-capitalization companies, including
                                     securities included in the Russell 2000(R) Index.
------------------------------------------------------------------------------------------------------------------------------------
AXA TACTICAL MANAGER                 Seeks to achieve long-term growth of capital with an     o AllianceBernstein L.P.
 INTERNATIONAL-I                     emphasis on risk-adjusted returns and lower volatility   o AXA Equitable
                                     over a full market cycle relative to traditional equity  o BlackRock Investment Management,
                                     funds and equity market indexes, by investing in a         LLC
                                     combination of long and short positions on equity
                                     securities of foreign companies, including securities
                                     included in the Morgan Stanley Capital International
                                     EAFE Index, ASX SPI 200 Index, Dow Jones EURO STOXX 50
                                     Index(R), FTSE 100 Index and the Tokyo Stock Price Index.
------------------------------------------------------------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE
FUNDS) - SERIES II
------------------------------------------------------------------------------------------------------------------------------------
                                                                                              INVESTMENT MANAGER (OR SUB-ADVISER(S),
PORTFOLIO NAME                       OBJECTIVE                                                AS APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. GLOBAL REAL ESTATE FUND The fund's investment objective is high total return     o Invesco Advisers Inc.
                                     through growth of capital and current income.            o Invesco Asset Management Limited
------------------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. MID CAP CORE EQUITY     The fund's investment objective is long-term growth of   o Invesco Advisers Inc.
 FUND                                capital.
------------------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. SMALL CAP EQUITY FUND   The fund's investment objective is long-term growth of   o Invesco Advisers Inc.
                                     capital.
------------------------------------------------------------------------------------------------------------------------------------
FIDELITY(R) VARIABLE INSURANCE
PRODUCTS - SERVICE CLASS 2
------------------------------------------------------------------------------------------------------------------------------------
                                                                                              INVESTMENT MANAGER (OR SUB-ADVISER(S),
PORTFOLIO NAME                       OBJECTIVE                                                AS APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
FIDELITY(R) VIP CONTRAFUND(R)        Seeks long-term capital appreciation.                    o Fidelity Management & Research
PORTFOLIO                                                                                       Company (FMR)
------------------------------------------------------------------------------------------------------------------------------------
IVY FUNDS VARIABLE INSURANCE
PORTFOLIOS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                              INVESTMENT MANAGER (OR SUB-ADVISER(S),
PORTFOLIO NAME                       OBJECTIVE                                                AS APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
IVY FUNDS VIP ENERGY                 Seeks to provide long-term capital appreciation.         o Waddell & Reed Investment
                                                                                                Management Company (WRIMCO)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
IVY FUNDS VARIABLE INSURANCE
PORTFOLIOS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                              INVESTMENT MANAGER (OR SUB-ADVISER(S),
PORTFOLIO NAME                       OBJECTIVE                                                AS APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
IVY FUNDS VIP HIGH INCOME            Seeks, as its primary objective, a high level of         o Waddell & Reed Investment
                                     current income. As a secondary objective, the Portfolio    Management Company (WRIMCO)
                                     seeks capital growth when consistent with its primary
                                     objective.
------------------------------------------------------------------------------------------------------------------------------------
LAZARD RETIREMENT SERIES, INC. -
SERVICE SHARES
------------------------------------------------------------------------------------------------------------------------------------
                                                                                              INVESTMENT MANAGER (OR SUB-ADVISER(S),
PORTFOLIO NAME                       OBJECTIVE                                                AS APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
LAZARD RETIREMENT EMERGING           Seeks long-term capital appreciation.                    o Lazard Asset Management LLC
 MARKETS EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------------
MFS(R) VARIABLE INSURANCE TRUSTS -
SERVICE CLASS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                              INVESTMENT MANAGER (OR SUB-ADVISER(S),
PORTFOLIO NAME                       OBJECTIVE                                                AS APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
MFS(R) INTERNATIONAL VALUE           The fund's investment objective is to seek capital       o Massachusetts Financial Services
 PORTFOLIO                           appreciation.                                              Company
------------------------------------------------------------------------------------------------------------------------------------
MFS(R) INVESTORS GROWTH STOCK        The fund's investment objective is to seek capital       o Massachusetts Financial Services
 SERIES                              appreciation.                                              Company
------------------------------------------------------------------------------------------------------------------------------------
MFS(R) INVESTORS TRUST SERIES        The fund's investment objective is to seek capital       o Massachusetts Financial Services
                                     appreciation.                                              Company
------------------------------------------------------------------------------------------------------------------------------------
MFS(R) TECHNOLOGY PORTFOLIO          The fund's investment objective is to seek capital       o Massachusetts Financial Services
                                     appreciation.                                              Company
------------------------------------------------------------------------------------------------------------------------------------
MFS(R) UTILITIES SERIES              The fund's investment objective is to seek total return. o Massachusetts Financial Services
                                                                                                Company
------------------------------------------------------------------------------------------------------------------------------------

5.   PORTFOLIO SUB-ADVISER CHANGES

     A. Effective on or about June 1, 2010, Invesco Advisers, Inc. replaced Morgan Stanley Investment Management, Inc. ("Morgan Stanley") as the sub-adviser to the EQ/Van Kampen Comstock Portfolio. Accordingly, all references to Morgan Stanley are hereby deleted from the Prospectus.

          AXA Equitable Life Insurance Company will continue to be the Investment Manager of the Portfolio. See "Portfolios of the Trusts" in your Prospectus for more information.

     B. Effective August 1, 2010, AXA Rosenberg Investment Management LLC ("AXA Rosenberg") will no longer serve as a sub-adviser to an allocated portion of the Multimanager Mid Cap Value Portfolio. AXA Equitable Life Insurance Company, BlackRock Investment Management LLC, Tradewinds Global Investors, LLC and Wellington Management Company, LLP will remain as sub-advisers to the Multimanager Mid Cap Value Portfolio. Accordingly, all references to AXA Rosenberg are hereby deleted from the Prospectus.

          AXA Equitable Life Insurance Company will continue to be the Investment Manager of the Portfolio. See "Portfolios of the Trusts" in your Prospectus for more information.

6.   SELECTING YOUR INVESTMENT METHOD

In "Contract features and benefits," the 16 new variable investment options are added to the table under "Selecting your investment method" as follows:

           -----------------------------------------------
                       INVESTMENT OPTIONS
           -----------------------------------------------
                               A
           -----------------------------------------------
           DOMESTIC STOCKS
           -----------------------------------------------
           o AXA Tactical Manager 400-I
           o AXA Tactical Manager 500-I
           o AXA Tactical Manager 2000-I
           o Fidelity(R) VIP Contrafund(R)
           o Invesco V.I. Mid Cap Core Equity
           o Invesco V.I. Small Cap Equity
           o Ivy Funds VIP Energy
           o MFS(R) Investors Growth Stock Series
           o MFS(R) Investors Trust Series
           o MFS(R) Technology
           o MFS(R) Utilities
           -----------------------------------------------
           INTERNATIONAL STOCKS
           -----------------------------------------------
           o AXA Tactical Manager International-I
           o Invesco V.I. Global Real Estate Fund
           o Lazard Retirement Emerging Markets Equity
           o MFS(R) International Value
           -----------------------------------------------
                               B
           -----------------------------------------------
           FIXED INCOME
           -----------------------------------------------
           o Ivy Funds VIP High Income
           -----------------------------------------------

7.   DISRUPTIVE TRANSFER ACTIVITY

The fourth paragraph under "Disruptive transfer activity" in "Transferring your money among investment options" has been deleted in its entirety and replaced with the following:

     We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, the "affiliated trusts"), as well as investment options with underlying portfolios of outside trusts with which AXA Equitable has entered participation agreements (the "unaffiliated trusts" and, collectively with the affiliated trusts, the "trusts"). The affiliated trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the affiliated trust obtains from us contract owner trading activity. The affiliated trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

8.   DISTRIBUTION OF THE CONTRACTS

In "Distribution of the contracts" under "More information" the eighth paragraph is deleted in its entirety and replaced with the following:

     The Distributors receive 12b-1 fees from affiliated Portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the Portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective Portfolios.

     AXA Equitable and its affiliates may directly or indirectly receive payments from certain unaffiliated Portfolios, their advisers, sub-advisers, distributors or affiliates thereof, for providing certain administrative, marketing, distribution and/or shareholder support services. AXA Equitable and its affiliates may receive the following types of payments:

     12B-1 FEES. AXA Equitable indirectly receives 12b-1 fees from certain unaffiliated Portfolios that range from 0.10% to 0.25% of the average daily assets of the Portfolios that are attributable to the contracts and certain other variable life and annuity contracts that our affiliates and we issue.

     ADMINISTRATIVE SERVICES FEES. AXA Equitable also receives administrative services fees from the adviser, sub-advisers, administrator or distributor (or affiliates thereof) of certain unaffiliated Portfolios. The fees paid to AXA Equitable range from 0% to 0.35% of the assets of the unaffiliated Portfolios attributable to the contract and to certain other variable life and annuity contracts that our affiliates and we issue.


HOW TO REACH US

Please note the new telephone number to be listed on express mail packages for all contributions sent by express delivery: 718-242-0716














EQUI-VEST(R) IS ISSUED BY AND IS A REGISTERED SERVICE MARK OF AXA EQUITABLE
                    LIFE INSURANCE COMPANY (AXA EQUITABLE).
DISTRIBUTED BY AFFILIATES AXA ADVISORS, LLC AND AXA DISTRIBUTORS, LLC, 1290
                  AVENUE OF THE AMERICAS, NEW YORK, NY 10104.

   COPYRIGHT 2010 AXA EQUITABLE LIFE INSURANCE COMPANY. ALL RIGHTS RESERVED.


                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED AUGUST 27, 2010 TO THE VARIABLE ANNUITY PROSPECTUS AND SUPPLEMENTS TO PROSPECTUS DATED MAY 1, 2010
EQUI-VEST(R) STRATEGIES(SM) (SERIES 900)
--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced Prospectus and Supplements to the Prospectus and Statement of Additional Information, dated May 1, 2010, as previously supplemented (the "Prospectuses"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your prospectus.


NEW VARIABLE INVESTMENT OPTIONS

On or about September 20, 2010, subject to regulatory approval, we anticipate making available 16 new variable investment options. These variable investment options invest in different affiliated and unaffiliated Portfolios managed by professional investment advisers.

1. The names of the variable investment options are added to the cover page of your Prospectus as follows:


     --------------------------------------------------------------------------
     VARIABLE INVESTMENT OPTIONS
     --------------------------------------------------------------------------
     FIXED INCOME
     --------------------------------------------------------------------------
     o Ivy Funds VIP High Income
     --------------------------------------------------------------------------
     DOMESTIC STOCKS
     --------------------------------------------------------------------------
     o AXA Tactical Manager 400-I
     o AXA Tactical Manager 500-I
     o AXA Tactical Manager 2000-I
     o Fidelity(R) VIP Contrafund(R)
     o Invesco V.I. Mid Cap Core Equity
     o Invesco V.I. Small Cap Equity
     o Ivy Funds VIP Energy
     o MFS(R) Investors Growth Stock Series
     o MFS(R) Investors Trust Series
     o MFS(R) Technology
     o MFS(R) Utilities
     --------------------------------------------------------------------------
     INTERNATIONAL STOCKS
     --------------------------------------------------------------------------
     o AXA Tactical Manager International-I
     o Invesco V.I. Global Real Estate Fund
     o Lazard Retirement Emerging Markets Equity
     o MFS(R) International Value
    ---------------------------------------------------------------------------


The paragraph following the table listing the variable investment options is deleted and replaced with the following:

   You may allocate amounts to any of the variable investment options selected by your employer. At any time, we have the right to terminate your contributions. Each variable investment option is a subaccount of Separate Account A. Each variable investment option, in turn, invests in a corresponding securities portfolio of one of the following trusts: AIM Variable Insurance Funds - Series II, AXA Premier VIP Trust, EQ Advisors Trust, Fidelity(R) Variable Insurance Products - Service Class 2, Ivy Funds Variable Insurance Portfolios, Lazard Retirement Series, Inc. - Service Shares and MFS(R) Variable Insurance Trusts - Service Class (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio. You may also allocate amounts to the guaranteed interest option and the fixed maturity options if your employer elects to make them available under your contract. These investment options are discussed later in this prospectus.


888-120 (8/10)                                       Catalog No. 145396 (8/10)
EV Strategies (900)/IF (SAR)                                             x03275

2. FEE TABLE

   The "Lowest" and "Highest" portfolio operating expenses under "Portfolio operating expenses expressed as an annual percentage of daily net assets" are restated as follows:



   -----------------------------------------------------------------------------
   PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
   -----------------------------------------------------------------------------
   Total Annual Portfolio Operating Expenses for 2009        Lowest     Highest
   (expenses that are deducted from Portfolio assets         ------     -------
   including management fees,                                 0.39       4.62
   12b-1 fees, service fees and/or other expenses)
--------------------------------------------------------------------------------
The following is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets:"

This table shows the fees and expenses for 2009 as an annual percentage of each portfolio's daily average net assets.

------------------------------------------------------------------------------------
                                         MANAGEMENT                       OTHER
 PORTFOLIO NAME                           FEES(5)      12B-1 FEES(6)   EXPENSES(7)
------------------------------------------------------------------------------------
  EQ ADVISORS TRUST
------------------------------------------------------------------------------------
AXA Tactical Manager 400-I                 0.45%           0.25%          3.91%
AXA Tactical Manager 500-I                 0.45%           0.25%          0.40%
AXA Tactical Manager 2000-I                0.45%           0.25%          1.45%
AXA Tactical Manager International-I       0.45%           0.25%          1.55%
------------------------------------------------------------------------------------
 AIM VARIABLE INSURANCE FUNDS
 (INVESCO VARIABLE INSURANCE FUNDS)
------------------------------------------------------------------------------------
Invesco V.I. Global Real Estate Fund       0.75%           0.25%          0.51%
Invesco V.I. Mid Cap Core Equity           0.73%           0.25%          0.31%
Invesco V.I. Small Cap Equity              0.75%           0.25%          0.34%
------------------------------------------------------------------------------------
 FIDELITY VARIABLE INSURANCE PRODUCTS
------------------------------------------------------------------------------------
Fidelity(R) VIP Contrafund(R)              0.56%           0.25%          0.11%
------------------------------------------------------------------------------------
 IVY FUNDS VARIABLE INSURANCE PORTFOLIOS
------------------------------------------------------------------------------------
Ivy Funds VIP Energy                       0.85%           0.25%          0.23%
Ivy Funds VIP High Income                  0.62%           0.25%          0.11%
------------------------------------------------------------------------------------
 LAZARD RETIREMENT SERIES, INC.
------------------------------------------------------------------------------------
Lazard Retirement Emerging Markets Equi    1.00%           0.25%          0.31%
------------------------------------------------------------------------------------
 MFS VARIABLE INSURANCE TRUSTS
------------------------------------------------------------------------------------
MFS(R) International Value                 0.90%           0.25%          0.19%
MFS(R) Investors Growth Stock Series       0.75%           0.25%          0.11%
MFS(R) Investors Trust Series              0.75%           0.25%          0.11%
MFS(R) Technology                          0.75%           0.25%          0.86%
MFS(R) Utilities                           0.73%           0.25%          0.09%
------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
                                           ACQUIRED                                         NET
                                             FUND         TOTAL ANNUAL    FEE WAIVERS      ANNUAL
                                           FEES AND         EXPENSES        AND/OR        EXPENSES
                                           EXPENSES         (BEFORE         EXPENSE        (AFTER
                                          (UNDERLYING       EXPENSE       REIMBURSE-      EXPENSE
 PORTFOLIO NAME                         PORTFOLIOS)(8)    LIMITATIONS)     MENTS(9)     LIMITATIONS)
-----------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST
-----------------------------------------------------------------------------------------------------
AXA Tactical Manager 400-I                   0.01%            4.62%           (3.66)%       0.96%
AXA Tactical Manager 500-I                     --             1.10%           (0.15)%       0.95%
AXA Tactical Manager 2000-I                    --             2.15%           (1.20)%       0.95%
AXA Tactical Manager International-I           --             2.25%           (1.30)%       0.95%
-----------------------------------------------------------------------------------------------------
 AIM VARIABLE INSURANCE FUNDS
 (INVESCO VARIABLE INSURANCE FUNDS)
-----------------------------------------------------------------------------------------------------
Invesco V.I. Global Real Estate Fund           --             1.34%           (0.06)%       0.98%
Invesco V.I. Mid Cap Core Equity             0.03%            1.33%              --         1.56%
Invesco V.I. Small Cap Equity                  --             0.98%              --         1.07%
-----------------------------------------------------------------------------------------------------
 FIDELITY VARIABLE INSURANCE PRODUCTS
-----------------------------------------------------------------------------------------------------
Fidelity(R) VIP Contrafund(R)                  --             1.32%                         1.33%
-----------------------------------------------------------------------------------------------------
 IVY FUNDS VARIABLE INSURANCE PORTFOLIOS
-----------------------------------------------------------------------------------------------------
Ivy Funds VIP Energy                           --             1.56%                         1.34%
Ivy Funds VIP High Income                      --             1.07%                         1.11%
-----------------------------------------------------------------------------------------------------
 LAZARD RETIREMENT SERIES, INC.
-----------------------------------------------------------------------------------------------------
Lazard Retirement Emerging Markets Equi        --             1.34%                         1.11%
-----------------------------------------------------------------------------------------------------
 MFS VARIABLE INSURANCE TRUSTS
-----------------------------------------------------------------------------------------------------
MFS(R) International Value                     --             1.11%                         2.15%
MFS(R) Investors Growth Stock Series           --             1.86%                         4.05%
MFS(R) Investors Trust Series                  --             2.15%                         0.95%
MFS(R) Technology                              --             4.62%           (0.57)%       0.96%
MFS(R) Utilities                               --             1.11%                         1.86%
-----------------------------------------------------------------------------------------------------

3. In the table above, footnote (6) regarding 12b-1 fees is deleted in its entirety and replaced with the following:

   (6)Portfolio shares are subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the AXA Premier VIP Trust and EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The maximum annual distribution and/or service (12b-1) fee for Class B and IB shares is 0.25% of the average daily net assets attributable to those shares. Under arrangements approved by each Trust's Board of Trustees, the distribution and/or service (12b-1) fee currently is limited to 0.25% of the average daily net assets attributable to Class B and Class IB shares of the portfolios. These arrangements will be in effect at least until April 30, 2011. A "--" indicates that there is no Rule 12b-1 Plan in place for the portfolio shown.

4. The Examples shown in the prospectus are deleted in their entirety and replaced with the following:

EXAMPLES: EQUI-VEST(R) STRATEGIES(SM) CONTRACTS

These examples are intended to help you compare the cost of investing in the EQUI-VEST(R) Strategies(SM) contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses (including underlying portfolio fees and expenses).

The examples below show the expenses that a hypothetical participant would pay in the situations illustrated. The examples use an average annual administrative charge based on charges paid in 2009, which results in an estimated annual charge of 0.0962% of account value.

The fixed maturity options and the guaranteed interest option are not covered by the fee table and examples. However, the withdrawal charge, the enhanced death benefit charge, the third-party transfer or direct rollover charge and the charge if you elect a Variable Immediate Annuity payout option do apply to amounts in the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

Please note that the charges that would apply under your certificate may be lower if: (i) your participation is under a contract with lower Separate Account charges; (ii) your certificate has no withdrawal charge or no longer has a withdrawal charge, or has a lesser percentage withdrawal charge, or has a shorter withdrawal charge period associated with it than is used in the examples; or (iii) you have not elected the enhanced death benefit.

These examples should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

The examples assume that you invest $10,000 in the certificate for the time periods indicated and that your investment has a 5% return each year. The examples also assume (i) maximum contract charges rather than the lower current expenses discussed in "Charges and expenses" later in this prospectus; (ii) the total annual expenses of the portfolios (before expense limitations) set forth in the previous tables; and (iii) that the enhanced death benefit has been elected. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:



----------------------------------------------------------------------------------------------------------------------------
                                                                                     IF YOU ANNUITIZE AT THE END OF THE
                                                                                                 APPLICABLE
                                          IF YOU SURRENDER YOUR CONTRACT AT           TIME PERIOD AND SELECT A NON-LIFE
                                                       THE END                        CONTINGENT PERIOD CERTAIN ANNUITY
                                            OF THE APPLICABLE TIME PERIOD            OPTION WITH LESS THAN TEN YEARS(1)
                                     ----------------------------------------------------------------------------------------
                                       1 YEAR    3 YEARS    5 YEARS    10 YEARS    1 YEAR    3 YEARS    5 YEARS    10 YEARS
-----------------------------------------------------------------------------------------------------------------------------
(a) assuming maximum fees and
    expenses of any of the            $1,169     $2,401     $3,600      $6,065     N/A       $2,401     $3,600      $6,065
    Portfolios
(b) assuming minimum fees and
    expenses of any of the            $  749     $1,187     $1,652      $2,338     N/A       $1,187     $1,652      $2,338
    Portfolios
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                            IF YOU DO NOT SURRENDER YOUR
                                                CONTRACT AT THE END
                                           OF THE APPLICABLE TIME PERIOD
                                     ----------------------------------------------------------------------------------------
                                       1 YEAR    3 YEARS    5 YEARS    10 YEARS
 ----------------------------------------------------------------------------------------------------------------------------
(a) assuming maximum fees and
 expenses of any of the Portfolios      $636     $1,883     $3,096     $5,987
(b) assuming minimum fees and
 expenses of any of the Portfolios      $193     $  596     $1,024     $2,216
-----------------------------------------------------------------------------------------------------------------------------

(1) If a non-life contingent period certain annuity option of ten years or more is chosen, a withdrawal charge would still apply if the annuity option is chosen before three participation years have elapsed.


5. The following information is added under "Portfolios of the Trusts" in "Contract features and benefits" in the Prospectus. The prospectuses for the Trusts contain other important information about the portfolios. The prospectuses should be read carefully before investing.


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                           INVESTMENT MANAGER (OR
EQ ADVISORS TRUST - CLASS IB SHARES                                                                        SUB-ADVISER(S), AS
PORTFOLIO NAME                          OBJECTIVE                                                          APPLICABLE)
-----------------------------------------------------------------------------------------------------------------------------------
AXA TACTICAL MANAGER 400-I             Seeks to achieve long-term growth of capital with an                o AllianceBernstein L.P.
                                       emphasis on risk-adjusted returns and lower volatility over         o AXA Equitable
                                       a full market cycle relative to traditional equity funds and        o BlackRock Investment
                                       equity market indexes, by investing in a combination of               Management, LLC
                                       long and short positions on equity securities of
                                       mid-capitalization companies, including securities
                                       included in the Standard & Poor's MidCap 400 Index.
-----------------------------------------------------------------------------------------------------------------------------------
AXA TACTICAL MANAGER 500-I             Seeks to achieve long-term growth of capital with an                o AllianceBernstein L.P.
                                       emphasis on risk-adjusted returns and lower volatility over         o AXA Equitable
                                       a full market cycle relative to traditional equity funds and        o BlackRock Investment
                                       equity market indexes, by investing in a combination of               Management, LLC
                                       long and short positions on equity securities of
                                       large-capitalization companies, including securities
                                       included in the Standard & Poor's 500 Composite Stock
                                       Price Index.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              INVESTMENT MANAGER (OR
EQ ADVISORS TRUST - CLASS IB SHARES                                                                           SUB-ADVISER(S), AS
PORTFOLIO NAME                             OBJECTIVE                                                          APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
AXA TACTICAL MANAGER 2000-I               Seeks to achieve long-term growth of capital with an             o AllianceBernstein L.P
                                          emphasis on risk-adjusted returns and lower volatility over      o AXA Equitable
                                          a full market cycle relative to traditional equity funds and     o BlackRock Investment
                                          equity market indexes, by investing in a combination of            Management, LLC
                                          long and short positions on equity securities of
                                          small-capitalization companies, including securities
                                          included in the Russell 2000(R) Index.
------------------------------------------------------------------------------------------------------------------------------------
AXA TACTICAL MANAGER                      Seeks to achieve long-term growth of capital with an             o AllianceBernstein L.P
 INTERNATIONAL-I                          emphasis on risk-adjusted returns and lower volatility over      o AXA Equitable
                                          a full market cycle relative to traditional equity funds and     o BlackRock Investment
                                          equity market indexes, by investing in a combination of            Management, LLC
                                          long and short positions on equity securities of foreign
                                          companies, including securities included in the Morgan
                                          Stanley Capital International EAFE Index, ASX SPI 200
                                          Index, Dow Jones EURO STOXX 50 Index(R), FTSE 100 Index
                                          and the Tokyo Stock Price Index.
------------------------------------------------------------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS
INVESCO VARIABLE INSURANCE
FUNDS) - SERIES II
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              INVESTMENT MANAGER (OR
                                                                                                              SUB-ADVISER(S), AS
PORTFOLIO NAME                            OBJECTIVE                                                           APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. GLOBAL REAL ESTATE FUND      The fund's investment objective is high total return             o Invesco Advisers Inc.
                                          through growth of capital and current income.                    o Invesco Asset
                                                                                                             management Limited
------------------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. MID CAP CORE EQUITY          The fund's investment objective is long-term growth of           o Invesco Advisers Inc.
 FUND                                     capital.
------------------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. SMALL CAP EQUITY FUND        The fund's investment objective is long-term growth of           o Invesco Advisers Inc.
                                          capital.
------------------------------------------------------------------------------------------------------------------------------------
FIDELITY(R) VARIABLE INSURANCE
PRODUCTS - SERVICE CLASS 2
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              INVESTMENT MANAGER (OR
                                                                                                              SUB-ADVISER(S), AS
PORTFOLIO NAME                            OBJECTIVE                                                           APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
FIDELITY(R) VIP CONTRAFUND(R) PORTFOLIO   Seeks long-term capital appreciation.                            o Fidelity Management &
                                                                                                             Research Company (FMR)
-----------------------------------------------------------------------------------------------------------------------------------
IVY FUNDS VARIABLE INSURANCE PORTFOLIOS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              INVESTMENT MANAGER (OR
                                                                                                              SUB-ADVISER(S), AS
PORTFOLIO NAME                            OBJECTIVE                                                           APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
IVY FUNDS VIP ENERGY                      Seeks to provide long-term capital appreciation.                 o Waddell & Reed
                                                                                                             Investment Management
                                                                                                             Company (WRIMCO)
------------------------------------------------------------------------------------------------------------------------------------
IVY FUNDS VIP HIGH INCOME                 Seeks, as its primary objective, a high level of current         o Waddell & Reed
                                          income. As a secondary objective, the Portfolio seeks              Investment Management
                                          capital growth when consistent with its primary objective.         Company (WRIMCO)
------------------------------------------------------------------------------------------------------------------------------------
LAZARD RETIREMENT SERIES, INC. -
SERVICE SHARES
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              INVESTMENT MANAGER (OR
                                                                                                              SUB-ADVISER(S), AS
PORTFOLIO NAME                            OBJECTIVE                                                           APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
LAZARD RETIREMENT EMERGING                Seeks long-term capital appreciation.                            o Lazard Asset Management
MARKETS EQUITY PORTFOLIO                                                                                     LLC
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
MFS(R) VARIABLE INSURANCE TRUSTS -
SERVICE CLASS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              INVESTMENT MANAGER (OR
                                                                                                              SUB-ADVISER(S), AS
PORTFOLIO NAME                            OBJECTIVE                                                           APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------------
MFS(R) INTERNATIONAL VALUE           The fund's investment objective is to seek capital                    o Massachussetts
PORTFOLIO                            appreciation.                                                           Financial Services
                                                                                                             Company
------------------------------------------------------------------------------------------------------------------------------------
MFS(R) INVESTORS GROWTH STOCK        The fund's investment objective is to seek capital                    o Massachussetts
 SERIES                              appreciation.                                                           Financial Services
                                                                                                             Company
------------------------------------------------------------------------------------------------------------------------------------
MFS(R) INVESTORS TRUST SERIES        The fund's investment objective is to seek capital                    o Massachussetts
                                     appreciation.                                                           Financial Services
                                                                                                             Company
-----------------------------------------------------------------------------------------------------------------------------------
MFS(R) TECHNOLOGY PORTFOLIO          The fund's investment objective is to seek capital                    o Massachussetts
                                     appreciation.                                                           Financial Services
                                                                                                             Company
-----------------------------------------------------------------------------------------------------------------------------------
MFS(R) UTILITIES SERIES              The fund's investment objective is to seek total return.              o Massachussetts
                                                                                                             Financial Services
                                                                                                             Company
-----------------------------------------------------------------------------------------------------------------------------------

6. TEXAS ORP PLANS

   For TSA participants who are employees of Texas public higher education and participate in the Texas Optional Retirement Program (ORP), the variable investment options that invest in portfolios of the unaffiliated trusts are not available. You may allocate amounts to the variable investment options that invest in the AXA Tactical Manager Portfolios now available to you. Please see Appendix IV - "State contract availability and/or variations of certain features and benefits" for other contract variations in Texas.

7. PORTFOLIO SUB-ADVISER CHANGES

   A. Effective on or about June 1, 2010, Invesco Advisers, Inc. replaced Morgan Stanley Investment Management, Inc. ("Morgan Stanley") as the sub-adviser to the EQ/Van Kampen Comstock Portfolio. Accordingly, all references to Morgan Stanley are hereby deleted from the Prospectus.

      AXA Equitable Life Insurance Company will continue to be the Investment Manager of the Portfolio. See "Portfolios of the Trusts" in your Prospectus for more information.

   B. Effective August 1, 2010, AXA Rosenberg Investment Management LLC
      ("AXA Rosenberg") will no longer serve as a sub-adviser to an allocated portion of the Multimanager Mid Cap Value Portfolio. AXA Equitable Life Insurance Company, BlackRock Investment Management LLC, Tradewinds Global Investors, LLC and Wellington Management Company, LLP will remain as sub-advisers to the Multimanager Mid Cap Value Portfolio. Accordingly, all references to AXA Rosenberg are hereby deleted from the Prospectus.

      AXA Equitable Life Insurance Company will continue to be the Investment Manager of the Portfolio. See "Portfolios of the Trusts" in your Prospectus for more information.


8.    DISRUPTIVE TRANSFER ACTIVITY

The fourth paragraph under "Disruptive transfer activity" in "Transferring your money among investment options" has been deleted in its entirety and replaced with the following:

  We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, the "affiliated trusts"), as well as investment options with underlying portfolios of outside trusts with which AXA Equitable has entered participation agreements (the "unaffiliated trusts" and, collectively with the affiliated trusts, the "trusts"). The affiliated trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the affiliated trust obtains from us contract owner trading activity. The affiliated trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

9.  DISTRIBUTION OF THE CONTRACTS

In "Distribution of the contracts" under "More information" the seventh paragraph is deleted in its entirety and replaced with the following:

AXA Advisors receives 12b-1 fees from affiliated Portfolios for providing certain distribution and/or shareholder support services. AXA Advisors or its affiliates may also receive payments from the advisers of the Portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective Portfolios.

AXA Equitable and its affiliates may directly or indirectly receive payments from certain unaffiliated Portfolios, their advisers, sub-advisers, distributors or affiliates thereof, for providing certain administrative, marketing, distribution and/or shareholder support services. AXA Equitable and its affiliates may receive the following types of payments:

  12B-1 FEES. AXA Equitable indirectly receives 12b-1 fees from certain unaffiliated Portfolios that range from 0.10% to 0.25% of the average daily assets of the Portfolios that are attributable to the contracts and certain other variable life and annuity contracts that our affiliates and we issue.

  ADMINISTRATIVE SERVICES FEES. AXA Equitable also receives administrative services fees from the adviser, sub-advisers, administrator or distributor
  (or affiliates thereof) of certain unaffiliated Portfolios. The fees paid to AXA Equitable range from 0% to 0.35% of the assets of the unaffiliated Portfolios attributable to the contract and to certain other variable life and annuity contracts that our affiliates and we issue.


HOW TO REACH US

Please note the new telephone number to be listed on express mail packages for all contributions sent by express delivery: 718-242-0716


























EQUI-VEST(R) IS ISSUED BY AND IS A REGISTERED SERVICE MARK OF AXA EQUITABLE
                    LIFE INSURANCE COMPANY (AXA EQUITABLE).
EQUI-VEST(R) STRATEGIES(SM) IS ISSUED BY AND IS A SERVICE MARK OF AXA
                                   EQUITABLE.
DISTRIBUTED BY AFFILIATE AXA ADVISORS, LLC, 1290 AVENUE OF THE AMERICAS, NEW
                                YORK, NY 10104.

   COPYRIGHT 2010 AXA EQUITABLE LIFE INSURANCE COMPANY. ALL RIGHTS RESERVED.


                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED AUGUST 27, 2010 TO THE MAY 1, 2010 PROSPECTUSES OR SUPPLEMENT
FOR
o EQUI-VEST(R) AT RETIREMENT(SM)
o AT RETIREMENT(SM)

--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectus and statement of additional information you received and in any supplements to that prospectus and statement of additional information (collectively, the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding certain changes to the Prospectus. As applicable to your contract, please note the following changes described below.

A. CHANGES TO THE FEE TABLE

   In the second table under "Portfolio operating expenses expressed as an annual percentage of daily net assets", the footnote that corresponds to the "12b-1 Fees" column has been restated as follows:

     Portfolio shares are subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The maximum annual distribution and/or service (12b-1) fee for Class IB shares is 0.25% of the average daily net assets attributable to those shares. Under arrangements approved by the Trust's Board of Trustees, the distribution and/or service (12b-1) fee currently is limited to 0.25% of the average daily net assets attributable to Class IB shares of the portfolios. These arrangements will be in effect at least until April 30, 2011.

B. FOR ALL EQUI-VEST(R) AT RETIREMENT(SM) CONTRACTS ISSUED PRIOR TO JULY 20,
   2009

   PORTFOLIO SUB-ADVISER CHANGES

   If you purchased your EQUI-VEST(R) At Retirement contract prior to July 20, 2009, the EQ/Van Kampen Comstock and Multimanager Mid Cap Value are among the variable investment options available under your contract. Please note the recent sub-adviser changes for the underlying Portfolios.

   1. Effective June 1, 2010, Invesco Advisers, Inc. replaced Morgan Stanley Investment Management, Inc. ("Morgan Stanley") as the sub-adviser to the EQ/Van Kampen Comstock Portfolio. Accordingly, all references to Morgan Stanley are hereby deleted from the Prospectus.

      AXA Equitable Life Insurance Company will continue to be the Investment Manager of the Portfolio. See "Portfolios of the Trusts" in your Prospectus for more information.

   2. Effective August 1, 2010, AXA Rosenberg Investment Management LLC ("AXA Rosenberg") will no longer serve as a sub-adviser to an allocated portion of the Multimanager Mid Cap Value Portfolio. AXA Equitable Life Insurance Company, BlackRock Investment Management LLC, Tradewinds Global Investors, LLC and Wellington Management Company, LLP will remain as sub-advisers to the Multimanager Mid Cap Value Portfolio. Accordingly, all references to AXA Rosenberg are hereby deleted from the Prospectus.

      AXA Equitable Life Insurance Company will continue to be the Investment Manager of the Portfolio. See "Portfolios of the Trusts" in your Prospectus for more information.












EQUI-VEST(R) IS ISSUED BY AND IS A REGISTERED SERVICE MARK OF AXA EQUITABLE
                    LIFE INSURANCE COMPANY (AXA EQUITABLE).
EQUI-VEST(R) AT RETIREMENT(SM) AND AT RETIREMENT(SM) ARE ISSUED BY AND ARE
                        SERVICE MARKS OF AXA EQUITABLE.
CERTAIN CONTRACTS DISTRIBUTED BY AFFILIATE AXA ADVISORS, LLC, AND FOR CERTAIN
                       OTHER CONTRACTS CO-DISTRIBUTED BY
                       AFFILIATE AXA DISTRIBUTORS, LLC,
               1290 AVENUE OF THE AMERICAS, NEW YORK, NY 10104.

   COPYRIGHT 2010 AXA EQUITABLE LIFE INSURANCE COMPANY. ALL RIGHTS RESERVED.


                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234


888-111 (8/10)                                        Catalog No. 145383 (8/10)
At Retirement, EV@Ret(04), EV@Ret NB/IF (SAR)                           x03262